Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment on Form S-1 to certain Registration Statements on Form S-4 (the “Registration Statement”) of our reports dated March 16, 2006 relating to the financial statements and financial statement schedule of SunCom Wireless, Inc. and its subsidiaries, which appear in the Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

May 23, 2006